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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               JUNE 26, 2000


                               MEDIA METRIX, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                        000-25943                11-3374729
 (State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                     Identification No.)



        250 PARK AVENUE SOUTH, 7TH FLOOR                           10003
              NEW YORK, NEW YORK
          (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code   (212) 515-8700

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS


         On June 26, 2000, Media Metrix, Inc. ("Media Metrix"), MMX Acquisition Corp., a wholly-owned subsidiary of Media Metrix ("Merger Sub"), and Jupiter Communications, Inc. ("Jupiter") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which it has been agreed that Merger Sub will be merged with and into Jupiter (the "Merger"). As a result of the Merger, each share of common stock, par value $0.001 per share, of Jupiter issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive 0.946 shares of common stock, par value $0.01 per share, of Media Metrix.

         A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         In connection with the execution of the Merger Agreement, certain stockholders of both Media Metrix and Jupiter have entered into Voting Agreements (and have granted proxies) to vote in favor of the Merger and against certain other matters (the "Voting Agreements").

         The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase transaction. Consummation of the Merger is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of Jupiter and Media Metrix and certain regulatory approvals.

         The foregoing description of the Merger Agreement and the Voting Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Voting Agreements, copies of which will be filed with the Securities and Exchange Commission (the "SEC") at a later date in an appropriate filing.

         All stockholders should read the joint proxy statement/prospectus concerning the Merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the Merger. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Media Metrix and Jupiter, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

INFORMATION CONCERNING PARTICIPANTS

         Media Metrix and certain other persons named below may be deemed to be participants in the solicitation of proxies of Media Metrix stockholders to approve the proposed amendment to Media Metrix's certificate of incorporation to increase the number of authorized



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shares of Media Metrix's common stock, and to approve the issuance of shares of
Media Metrix's common stock in the Merger. The participants in this solicitation may include the directors of Media Metrix (Michael C. Brooks, Tod Johnson, William W. Helman, Stig Kry, James Mortensen and Randy Pausch) and the executive officers of Media Metrix (Tod Johnson, Chairman and Chief Executive Officer, Mary Ann Packo, President and Chief Operating Officer, Thomas A.
Lynch, Chief Financial Officer and Treasurer, Steve Coffey, Executive Vice President, Douglas McFarland, Senior Vice President, Sales, Andrew A. Fessel, Senior Vice President, Audience Measurement Services and Will Hodgman,
President and Chief Executive Officer of AdRelevance). The aforementioned directors and officers of Media Metrix, as a group, may be deemed to beneficially own approximately [32]% of Media Metrix's outstanding common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits. The following documents are filed as exhibits to this report:

         99.1      Press Release dated June 27, 2000.














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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Media Metrix, Inc.

                                          /s/ Thomas A. Lynch
                                          -------------------
                                          Thomas A. Lynch
                                          Chief Financial Officer and Treasurer

Date:  June 27, 2000



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                                  EXHIBIT INDEX

                  Exhibit

                    99.1         Press Release dated June 27, 2000.